As filed with the Securities and Exchange Commission on April 18, 2005
Registration No. 333-60540

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE TJX COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2207613
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

770 Cochituate Road
Framingham, Massachusetts 01701
(508) 390-1000
(Address, of principal executive offices, including zip code)

Jeffrey G. Naylor
Senior Executive Vice President, Chief Financial Officer
The TJX Companies, Inc.
770 Cochituate Road
Framingham, Massachusetts 01701
(508) 390-1000
(Name and address, including zip code, and telephone
number, including area code, of agent for service)

Please send copies of all communications to:

Mary E. Weber, Esq.
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
(617) 951-7000

SIGNATURES

     The TJX Companies, Inc. registered $517,500,000 principal amount at maturity of Liquid Yield Option™ Notes Due 2021 (the “LYONs”) and 16,905,172 shares of common stock (after giving effect to a stock split) issuable upon conversion of the LYONs (the “Shares”) to allow selling securityholders to resell their LYONs and the Shares. As of the date of this Post-Effective Amendment, $510,095,000 in principal amount at maturity of the LYONs and none of the Shares have been resold pursuant to the Registration Statement. This Post-Effective Amendment deregisters $7,405,000 in principal amount at maturity of the LYONs and 16,905,172 of the Shares that were not sold pursuant to the Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts, on the 18th day of April, 2005.

THE TJX COMPANIES, INC.
By:	/s/ Edmond J. English
	Name:	Edmond J. English
	Title:	President and Chief Executive Officer

     Pursuant to the requirement of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Edmond J. English	President, Chief Executive Officer and Director	April 18, 2005
/s/ Jeffrey G. Naylor Jeffrey G. Naylor	Senior Executive Vice President and Chief Financial Officer	April 18, 2005
* Bernard Cammarata	Chairman and Director	April 18, 2005
David A. Brandon	Director	April 18, 2005
* Gary L. Crittenden	Director	April 18, 2005

Signature	Title	Date
* Gail Deegan	Director	April 18, 2005
* Dennis F. Hightower	Director	April 18, 2005
* Richard G. Lesser	Director	April 18, 2005
* John F. O’Brien	Director	April 18, 2005
* Robert F. Shapiro	Director	April 18, 2005
Willow B. Shire	Director	April 18, 2005
* Fletcher H. Wiley	Director	April 18, 2005

*By:	/s/ Edmond J. English

Edmond J. English, for himself and as attorney-in-fact